EXHIBIT 21.01

Subsidiaries of Levitz Furniture Incorporated:

                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

Levitz Furniture Corporation                                    Florida

Subsidiaries of Levitz Furniture Corporation:

                                                             Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

Levitz Furniture Company
of the Midwest, Inc.                                           Colorado

Levitz Furniture Company
of the Pacific, Inc.                                           California

Levitz Furniture Company
of Washington, Inc.                                           Washington

John M. Smyth Company                                          Illinois

Levitz Furniture Realty Corporation                            Florida

Levitz Furniture Reinsurance Ltd.                       Turks and Caicos Islands